1 Investor Presentation May 5, 2021 Exhibit 99.2

2 Disclaimer Forward-Looking Statements This presentation contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Statements that are not strictly historical statements constitute forward-looking statements and may often, but not always, be identified by the use of such words such as “expects,” “believes,” “intends,” “anticipates,” “plans,” “estimates,” “guidance,” “target,” “potential,” “possible,” or “probable” or statements that certain actions, events or results “may,” “will,” “should,” or “could” be taken, occur or be achieved. The forward-looking statements include statements about the expected benefits of the proposed acquisition (the “Transaction”) of certain assets from Tracker Resource Development III, LLC (“Tracker”) and Sequel Energy Group, LLC (“Sequel”) by Earthstone Energy, Inc. (“Earthstone” or the “Company”) and its stockholders, the anticipated completion of the proposed Transaction or the timing thereof, the expected future reserves, production, financial position, business strategy, revenues, earnings, costs, capital expenditures and debt levels of the Company, and plans and objectives of management for future operations. Forward-looking statements are based on current expectations and assumptions and analyses made by Earthstone and its management in light of experience and perception of historical trends, current conditions and expected future developments, as well as other factors appropriate under the circumstances. However, whether actual results and developments will conform to expectations is subject to a number of material risks and uncertainties, including but not limited to: the ability to complete the proposed Transaction on anticipated terms and timetable; Earthstone’s ability to integrate the assets of Tracker and Sequel successfully after the Transaction and achieve anticipated benefits from it; the possibility that various closing conditions for the Transaction may not be satisfied or waived; risks relating to any unforeseen liabilities of Earthstone or the assets to be acquired in the Transaction; declines in oil, natural gas liquids or natural gas prices; the level of success in exploration, development and production activities; adverse weather conditions that may negatively impact development or production activities; the timing of exploration and development expenditures; inaccuracies of reserve estimates or assumptions underlying them; revisions to reserve estimates as a result of changes in commodity prices; impacts to financial statements as a result of impairment write-downs; risks related to level of indebtedness and periodic redeterminations of the borrowing base under the Company’s Credit Facility; Earthstone’s ability to generate sufficient cash flows from operations to fund all or portions of its future capital expenditures budget; Earthstone’s ability to obtain external capital to finance exploration and development operations and acquisitions; the ability to successfully complete any potential asset dispositions and the risks related thereto; the impacts of hedging on results of operations; uninsured or underinsured losses resulting from oil and natural gas operations; Earthstone’s ability to replace oil and natural gas reserves; any loss of senior management or technical personnel; and the direct and indirect impact on most or all of the foregoing on the evolving COVID-19 pandemic. Earthstone’s annual report on Form 10-K for the year ended December 31, 2020, recent quarterly reports on Form 10-Q, recent current reports on Form 8-K, and other Securities and Exchange Commission (“SEC”) filings discuss some of the important risk factors identified that may affect Earthstone’s business, results of operations, and financial condition. Earthstone undertakes no obligation to revise or update publicly any forward-looking statements except as required by law. This presentation contains Earthstone’s 2021 production, capital expenditure and operating expense guidance. The actual levels of production, capital expenditures and operating expenses may be higher or lower than these estimates due to, among other things, uncertainty in drilling schedules, oil and natural gas prices, changes in market demand for hydrocarbons and unanticipated delays in production. These estimates are based on numerous assumptions. All or any of these assumptions may not prove to be accurate, which could result in actual results differing materially from estimates. No assurance can be made that any new wells will produce in line with historical performance, or that existing wells will continue to produce in line with Earthstone’s expectations. Earthstone’s ability to fund its 2021 and future capital budgets is subject to numerous risks and uncertainties, including volatility in commodity prices and the potential for unanticipated increases in costs associated with drilling, production and transportation. For additional discussion of the factors that may cause us not to achieve our production estimates, see Earthstone’s filings with the SEC, including its 2020 Form 10-K, subsequent Form 10-Qs and Form 8-Ks. We do not undertake any obligation to release publicly the results of any future revisions we may make to this prospective data or to update the data to reflect events or circumstances after the date of this presentation. Therefore, you are cautioned not to place undue reliance on the information in this presentation. Industry and Market Data This presentation has been prepared by Earthstone and includes market data and other statistical information from third-party sources, including independent industry publications, government publications or other published independent sources. Although Earthstone believes these third-party sources are reliable as of their respective dates, Earthstone has not independently verified the accuracy or completeness of this information. Some data are also based on Earthstone’s good faith estimates, which are derived from its review of internal sources as well as the third-party sources described above. Estimated Ultimate Recovery and Locations Management’s use of the term estimated ultimate recovery (“EUR”) in this presentation describes estimates of potentially recoverable hydrocarbons that the SEC rules prohibit from being included in filings with the SEC. These are more speculative than estimates of proved, probable and possible reserves and accordingly are subject to substantially greater risk of being actually realized, particularly in areas or zones where there has been limited or no drilling history. We include EUR to demonstrate what we believe to be the potential for future drilling and production by Earthstone. Actual quantities that may be ultimately recovered may differ substantially from estimates. Factors affecting ultimate recovery include the scope of the operators' ongoing drilling programs, which will be directly affected by the availability of capital, drilling and production costs, availability of drilling services and equipment, drilling results, lease expirations, transportation constraints, regulatory approvals and other factors, and actual drilling results, including geological and mechanical factors affecting recovery rates. Estimates of potential resources may also change significantly as the development of the properties underlying Earthstone's mineral interests provides additional data. This presentation also contains Earthstone’s internal estimates of its potential drilling locations, which may prove to be incorrect in a number of material ways. The actual number of locations that may be drilled may differ substantially from estimates.

Investment Highlights: Leading Small-Cap, Permian Focused Producer

Top Investment Criteria		Earthstone's Qualifications
Basin & Acreage Position	√	High quality, Midland Basin acreage position enhanced by recent acquisition of IRM and pending Tracker Acquisition
Low Leverage Supported by Free Cash Flow	√	1.3x leverage for 1Q21[1] supported by substantial free cash flow[2]
Strong Liquidity	√	>$250 million pro forma liquidity (cash + undrawn availability) as of 3/31/21[3] as adjusted for borrowing base increase to $475 million (increasing to $550 million upon Tracker closing)
High Commodity Price Protection	√	~88% of 2021 oil production hedged[4]
High Margin, Low Cost Production	√	1Q21 cash margins of $28.67 per BOE (excl. hedge impact) on all-in cash costs[5] of $12.66 per BOE
Commitment & Focus	√	"Do the right thing" commitment to stakeholders, employees and environment

(1) Leverage reflects 1Q21 total debt / 1Q21 Annualized Adjusted EBITDAX
(2) Free cash flow defined as Adjusted EBITDAX less interest expense less capital expenditures (accrual basis)
(3) Liquidity based on estimated 3/31/21 ESTE debt and cash balance with borrowing base as adjusted for April 2021 increase to $475MM
(4) Based on midpoint of 2021 production guidance, which does not include expected impact of Tracker on 2H2021 production
(5) Cash margins calculated as total revenues per BOE (excluding hedge impact) less all-in cash costs. All-in cash costs includes lease operating expenses, ad valorem and production taxes, cash G&A expense and interest expense (excludes impact of income taxes)

EARTHSTONE Energy Inc. 3

Proven Leadership and Track Record of Value Creation

Operating team has extensive experience operating across various basins and in different operating environments

Leadership Team	Years of Experience	Years Working Together	Title
Frank Lodzinski	49	25	Executive Chairman
Robert Anderson	34	17	President and CEO
Steve Collins	33	25	Operations
Mark Lumpkin	24	4	CFO
Tim Merrifield	45	20	Geology and Geophysics
Tony Oviedo	40	4	Accounting and Administration

Track Record of Value Creation

1992-1996
Hampton Resources Corp. ("HPTR")
Gulf Coast
Initial investors - 7x return

1997-2001 Texoil, Inc. ("TXLI")
Gulf Coast, Permian Basin
Initial investors - 10x return

2001-2004
AROC, Inc. (Private)
Gulf Coast, Permian Basin, Mid-Con.
Initial investors - 4x return

2005-2007
Southern Bay Energy, LLC (Private)
Gulf Coast, Permian Basin
Initial Investors - 40% IRR

2007-2012
GeoResources, Inc. ("GEOI")
Eagle Ford, Bakken / Three Forks, Gulf Coast, Austin Chalk
Initial investors - 4.8x return

2014 Earthstone
Bakken (662 Boe/d)
Acquired Eagle Ford interests from Oak Valley Resources

2Q 2017
Earthstone Acquired 20,900 Net Acres from Bold Energy III LLC in Midland Basin

1Q 2021
Earthstone Acquired Independence Resources in Midland Basin

2Q 2021
Earthstone Announced acquisition of Tracker Resource Development III, LLC (expected close early 3Q21)

1992 › 1997 › 2001 › 2005 › 2007 › 2014 › 2017 › 2021

EARTHSTONE Energy Inc. 4

2021: Increasing Scale and Efficiency Through Consolidation

- Over $300 million in aggregate YTD acquisitions of Independence Resources Management, LLC ("IRM") (closed 1/7/2021[1]) and Tracker Resource Development (announced 4/1/2021, pending closing)

	Independence Resources Management	Tracker	Combined
Announced Date	12/18/2020	4/1/2021	
Closing Date	1/7/2021	Early 3Q 2021	
1-Day Stock Price Impact	+17.7%	+25.3%	+21.5% (avg.)
Acquisition Price ($mm)[1]	$186	$126	$312
PDP PV10 ($mm)[2]	$173	$153	$326
Production (Boepd)[3]	8,800	7,800	16,600
% Liquids	85%	59%	73%
Net Acreage	43,400	20,300	63,700
Drilling Locations[4]	70	49	119

(1) IRM acquisition price of $182MM based on $50.8MM of equity consideration (approximately 12.7MM shares and ESTE share price of $3.99 on 12/16/20) and cash consideration of $131.2MM. Tracker Acquisition price of $126MM based on $44.2MM of equity consideration (approximately 6.2MM shares and ESTE share price of $7.24 on 3/30/21) and cash consideration of $81.6MM. Includes assets from Tracker Resource Development III, LLC and an affiliate and from affiliates of Sequel Energy
(2) Based on ESTE estimates; PV10 as of 12/1/20 based on NYMEX strip pricing as of 11/30/20 for IRM and as of 3/1/21 based on NYMEX strip pricing as of 3/29/21 for Tracker
(3) Estimated 3Q 2020 production for IRM and estimated March 2021 production for Tracker
(4) ESTE estimated drilling locations exceeding ESTE rate of return threshold based on 11/30/20 NYMEX strip pricing for IRM and $50/bbl flat oil pricing for Tracker

EARTHSTONE Energy Inc. 5

Recent Acquisitions Meet Key Earthstone Criteria

Earthstone Objectives	Commentary	IRM / Tracker Acquisitions
Increase Scale at Favorable Valuations	▪ ~75% increase in ESTE base production volumes ▪ PDP-focused purchase price valuation	√
High Quality Basin & Acreage Position	▪ Complementary Midland Basin acreage footprint ▪ Adds ~120 high-graded drilling locations	√
Increase Free Cash Flow Capacity	▪ Increased cash flow base positions ESTE for continued organic growth within free cash flow	√
Maintain Balance Sheet Strength	▪ ESTE targeting sub-1.25x leverage at YE21 (1) ▪ >50% undrawn borrowing base (2)	√
Maintain Leading Cost Structure & Margins	▪ Maintains low cost, high margin operating metrics ▪ Eliminate ~95% of IRM/Tracker G&A	√

(1) Pro forma for pending Tracker Acquisition; leverage defined as total debt to Adjusted EBITDAX
(2) Based on Credit Facility balance as of 3/31/21, as adjusted for increase in borrowing base to $475MM in April 2021

EARTHSTONE Energy Inc. 6

7 ($40) ($20) $0 $20 $40 $60 $80 $100 $120 $140 Feb-09 Feb-10 Feb-11 Feb-12 Feb-13 Feb-14 Feb-15 Feb-16 Feb-17 Feb-18 Feb-19 Feb-20 Feb-21 -25% -34% -29% -61% -47% -23% -37% -22% -43% -21% $110 $80 $70 $40 Post Financial Crisis – OPEC/Shale Standoff OPEC/Shale Standoff - Current Bear market every 17 months Bear market every 7 months  WTI trading in range of $40-70 per barrel vs. $80-110 per barrel since OPEC / Shale standoff commenced in 2H 2014, but with periods above and below trading range, including a historic price drop to negative territory in April 2020 — Industry re-geared cost structure, production flexibilities and improved efficiencies to create sustainability / profitability  Increased commodity cycle velocity: Bear market (-20% WTI price) has occurred every 7 months vs. every 17 months, including 4x since November 2018  Business strategy must account for lower oil price and higher volatility Oil Price Volatility Requires Focused Business Strategy WTI Crude Oil Spot Price Since 2009 Source: Factset data as of 5/4/21 -23% -160%

8 3,849 4,517 4,646 3,872 3,576 3,759 3,979 4,685 4,735 7,932 9,671 9,071 9,664 8,845 10,766 10,454 11,209 12,699 12,181 17,571 15,767 13,555 16,959 14,809 20,321 0 4,000 8,000 12,000 16,000 20,000 24,000 1Q15 2Q15 3Q15 4Q15 1Q16 2Q16 3Q16 4Q16 1Q17 2Q17 3Q17 4Q17 1Q18 2Q18 3Q18 4Q18 1Q19 2Q19 3Q19 4Q19 1Q20 2Q20 3Q20 4Q20 1Q21 T ot al D ai ly P ro du ct io n (B oe /d ) ($40) ($20) $0 $20 $40 $60 $80 W T I ($/Bbl) Managing Through Oil Price Volatility Source: ESTE management, FactSet, public filings (1) Adjusted 3Q’2018 EBITDAX of $26.4MM includes a one-time legal settlement expense of ~$4.8MM; Annualized 3Q’2018 adjusted EBITDAX calculated by multiplying the pre-legal settlement 3Q’2018 adjusted EBITDAX of $31.2MM by three and adding $26.4MM (2) Reflects additions to oil and gas properties; excludes acquisitions (3) Liquidity defined as revolver availability + cash; Liquidity % defined as (revolver availability + cash) / borrowing base May 2017 Acquired 20,900 Net Acres from Bold Energy, LLC in Midland Basin December 2015 Announces Acquisition of Lynden Energy Corp.; ESTE Enters the Midland Basin June 2016 $45MM Common Equity Offering October 2017 $40MM Common Equity Offering December 2017 Divested Bakken Assets for $27MM May 2020 Voluntarily curtailed ~60% of production 1Q15 2Q15 3Q15 4Q15 1Q16 2Q16 3Q16 4Q16 1Q17 2Q17 3Q17 4Q17 1Q18 2Q18 3Q18 4Q18 1Q19 2Q19 3Q19 4Q19 1Q20 2Q20 3Q20 4Q20 1Q21 EBITDAX ($MM)(1) $5 $9 $8 $4 $2 $5 $3 $7 $5 $15 $19 $22 $25 $21 $26 $24 $32 $34 $30 $50 $38 $40 $36 $30 $44 Capex ($MM)(2) $19 $29 $18 $3 $2 $4 $9 $13 $4 $6 $20 $39 $33 $35 $52 $30 $48 $31 $78 $58 $42 $3 $1 $20 $10 Total Debt / LQA EBITDAX 0.5x 0.3x 0.4x 0.6x 1.4x 0.8x 1.3x 0.5x 0.7x 1.2x 1.0x 0.3x 0.3x 0.3x 0.3x 0.8x 0.9x 0.8x 1.0x 0.9x 1.0x 1.1x 0.9x 1.0x 1.3x Liquidity ($MM)(3) $128 $113 $110 $92 $74 $84 $89 $80 $80 $97 $91 $183 $166 $207 $203 $197 $155 $221 $210 $169 $128 $108 $115 $115 $253 Liquidity %(3) 160% 142% 137% 115% 93% 112% 118% 100% 100% 64% 61% 99% 90% 92% 90% 71% 56% 68% 65% 52% 47% 39% 48% 32% 53%

Company Overview

- The Woodlands, Texas based E&P company focused on development and production of oil and natural gas with current operations in the Midland Basin (~32,800 core net acres[(1)])
  - Additional 38,500 net acres in the Midland Basin and 12,500 net acres in the Eagle Ford
  - Pending additional ~20,300 net acres in the Midland Basin from Tracker
- Strategy of growing through the drill bit, organic leasing, and attractive asset acquisitions and business combinations
- 2021 1Q production of 20,321 Boe/d (58% oil, 78% liquids)[(2)]

Market Statistics[(3)]

($ in millions, except share price)	
Class A Common Stock (MM)	44.1
Class B Common Stock (MM)	34.4
Total Common Stock Outstanding (MM)	78.5
Stock Price (as of 5/4/21)	$7.80
Market Capitalization	$612.6
Plus: Total Debt (as of 3/31/21)	$223.4
Less: Cash (as of 3/31/21)	(1.4)
Enterprise Value	$834.6

Production Summary[(2)]

1Q21 Net Sales Volumes: 20,321 Boe/d


Eagle Ford 1,240
Midland Basin 19,081

+

Tracker

5,800 - 6,000 boepd estimated production 2H 2021

Midland Basin Asset Overview


ANDREWS
MARTIN
HOWARD
ECTOR
MIDLAND
GLASSCOCK
STERLING
CRANE
UPTON
REAGAN
IRION
CENTRAL BASIN PLATFORM
EASTERN SHELF
ESTE Operated
ESTE Non-Operated
Tracker (pending acquisition)

(1) Includes ~4,900 core net acres from acquisition of IRM. Total Midland Basin ~71,300 net acres (excludes pending Tracker Acquisition)
(2) Reflects 1Q21 Earthstone sales volumes
(3) Class A and Class B Common Stock outstanding as of 4/29/21. Total ESTE debt and cash as of 3/31/21 (excludes impact of pending Tracker Acquisition)

EARTHSTONE Energy Inc. 9

10 Earthstone Overview

Midland Basin Growth Story

- Since entering the Midland Basin in 2016, Earthstone has substantially increased production and decreased operating expenses, which has resulted in increased Adjusted EBITDAX, while also maintaining low leverage and preserving financial flexibility

Average Daily Production (Boe/d)


4,002
1,180
7,869
4,696
9,937
7,999
13,429
11,846
15,276
13,681
20,321
19,081
FY16A
FY17A
FY18A
FY19A
FY20A
1Q21A
Midland Basin
Other

Adjusted EBITDAX ($MM)


$18.7
$60.6
$97.0
$146.3
$144.2
$175.4
FY16A
FY17A
FY18A
FY19A
FY20A
1Q21 Annualized

Lease Operating Expense and Cash G&A(1) ($/Boe)


~48% Decrease
$16.72
$6.43
$10.29
$13.97
$7.13
$6.84
$11.47
$5.81
$5.66
$9.72
$3.87
$5.85
$8.46
$3.25
$5.21
$8.69
$2.76
$5.93
FY16A
FY17A
FY18A
FY19A
FY20A
1Q21A
Lease Operating Expenses ($/Boe)
Cash G&A ($/Boe)

Debt / Adjusted LTM EBITDAX


0.9x
0.4x
0.8x
1.2x
0.8x
1.3x
YE16A
YE17A
YE18A
YE19A
YE20A
1Q21A (2)

(1) Excludes stock-based compensation
(2) Calculated as 1Q21 total debt / 1Q21 Annualized Adjusted EBITDAX

EARTHSTONE Energy Inc.

11

12 $24.81 $17.13 $17.99 $7.92 $8.35 $9.47 $11.94 $13.49 $13.90 $17.95 $20.85 $0.00 $15.00 $30.00 $45.00 ESTE Peer 1 Peer 2 Peer 3 Peer 4 Peer 5 Peer 6 Peer 7 Peer 8 Peer 9 Peer 10 $11.08 $9.34 $10.12 $9.31 $10.56 $13.79 $13.85 $14.57 $15.54 $21.59 $21.72 $0.00 $10.00 $20.00 $30.00 $40.00 ESTE Peer 1 Peer 2 Peer 3 Peer 4 Peer 5 Peer 6 Peer 7 Peer 8 Peer 9 Peer 10 LOE (incl Workovers) Ad Val. & Prod. Taxes Transportation Cash G&A Interest Expense FY20 All-in Cash Margin ($/Boe)(1) (1) All-in cash margin calculated on a per Boe basis as revenues after realized hedge impact less all-in cash costs, which consists of LOE, ad valorem and production taxes, transportation expense, cash G&A expense and interest expense. Excludes impact of income taxes. Cash G&A and interest expense includes expensing of capitalized cash G&A and capitalized interest expense, respectively. Companies that capitalized a portion of their cash G&A and/or interest expense include CDEV, CPE, FANG, MTDR and XEC (2) Large-Cap includes: FANG and PXD. SMid-Cap includes: BATL, CDEV, CPE, LPI, MTDR, REI, SM and XEC Large-Cap(2) Avg: $9.73 SMid-Cap(2) Avg: $15.12 ESTE: $11.08 Low Cost Production Generates Leading Cash Margins FY20 All-in Cash Costs ($/Boe)(1) Large-Cap(2) Avg: $17.56 SMid-Cap(2) Avg: $12.98 ESTE: $24.81

13 3.5x 5.2x 6.1x 2.9x 3.4x 4.2x 4.8x 4.9x 5.2x 5.4x – 3.0x 6.0x 9.0x 12.0x ESTE Peer 1 Peer 2 Peer 3 Peer 4 Peer 5 Peer 6 Peer 7 Peer 8 Peer 9 0.8x 1.2x 1.4x 2.9x 2.3x 2.3x 2.3x 2.5x 3.5x 3.6x 4.0x 4.2x – 2.0x 4.0x 6.0x 8.0x ESTE Pro Forma Peer 1 Peer 2 Peer 3 Peer 4 Peer 5 Peer 6 Peer 7 Peer 8 Peer 9 Peer 10 Leading Leverage Metrics but Undervalued Equity Trading YE20 Total Debt / FY20 EBITDAX Large-Cap(2) Avg: 2.2x SMid-Cap(2) Avg: 3.1x ESTE / PF IRM(1): 0.8x / 1.2x Enterprise Value to 2022E EBITDAX Large-Cap(2)(4) Avg: 5.7x SMid-Cap(2) Avg: 4.4x ESTE(3): 3.5x Source: Factset, Wall Street research. Market Data as of 5/4/21 (1) Pro forma for acquisition of IRM (2) Large-Cap includes: FANG and PXD. SMid-Cap includes: BATL, CDEV, CPE, LPI, MTDR, REI, SM and XEC (BATL excluded in bottom chart due to lack of research coverage) (3) Pro forma for acquisition of IRM and Tracker (4) Reflects PXD pro forma for its acquisition of Doublepoint and FANG pro forma for its acquisitions of QEP and Guidon (1)

Continuous Focus on Operational Improvement

- A continued focus on driving down costs and increased efficiencies achieved by developing larger pads and driving down drilling and completion days

Actual Drilling, Completions & Equip. Cost ($/Lat Ft.)(1)



$926
$1,008
$845
$767
$670
$650 - $750
2H17
FY18
FY19
1Q20
4Q20
2021E
(2)

Average Number of Wells Per Pad



1.7
1.8
2.4
4.5
3.0 - 5.0
FY17
FY18
FY19
FY20
2021E

All-in Frac Costs per Stage ($/Stage)



$80,854
$77,167
$61,884
$56,600
$50,308
$37,833
$40K - $45K
1H18
2H18
1H19
2H19
1Q20
4Q20
2021E

Spud to Rig Release Days per 1,000'(1)(3)



2.6
2.0
2.0
1.9
2H17
FY18
FY19
1Q20

(1) Excludes wells that required additional casing string or pilot well test. Includes operated Midland Basin wells only
(2) Estimate based on total drilling, completions and equipment costs for a 10,000 ft lateral
(3) Spud to rig release days = average spud to rig release days / (average completed lateral foot/1000)

EARTHSTONE Energy Inc. 14

15 Installation of Vapor Recovery Units (“VRUs”) in conjunction with tank battery construction minimizes air emissions Target Zero Flaring: Connect natural gas pipelines ahead of flowback and first production negates need for flaring Leak Detection & Repair (“LDAR”) program since 2019 to further minimize air emissions Target >60% of 2021 oil production in Midland Basin on pipeline. Increased from 14% to 43% in 2020 Plan for 100% of water disposal on pipeline in the Midland Basin to reduce truck hauls, which, in turn, reduces CO2 emissions Highly Focused Environmental Stewardship At Earthstone, maintaining environmentally sustainable business practices is a top priority      Key Environmental Priorities Focus on Responsible Operatorship

Executive Compensation Fully Aligned with Shareholders

- Leading executive compensation practices
  - Consistent with investor demands
  - Focused on share price and corporate performance
  - Designed to incentivize management for performance
- Lower cash, higher equity weighted compensation structure
  - Meaningful compensation but below peers[1]
  - Annual cash incentive is 100% at risk and target below peers[1]
  - Equity compensation aligned with shareholders and dependent upon stock performance
    - 75% of shares at-risk based solely on shareholder return (see right side of page)
    - 25% of shares vest over 3-year period

75% of Equity Compensation based on 3-year Absolute Shareholder Return[2]

3-Year Total Shareholder Return[3]	Payout (% of target)[3]
<25%	0%
25% - 50%	50-100%
50% - 75%	100-200%
>75%	200%

Majority of executive compensation is based directly on shareholder gains

(1) Peers include all U.S. public upstream operators with market capitalization from $250MM to $1.0BN as of 1/29/2021: BRY, BCEI, CPE, CDEV, MCF, LPI, OAS, PVAC, QEP, TALO, WTI, WLL. Data based on 2020 SEC proxy filings
(2) Absolute shareholder return includes change in stock price plus impact of dividends paid
(3) Based on 2021 long term equity incentive plan awards

EARTHSTONE Energy Inc. 16

17 Areas of Operations (1) Based on ESTE management estimates of reserves pro forma for IRM acquisition as of 12/31/20 assuming Oil - $50/Bbl, Gas - $2.50/Mcf. Excludes impact of pending Tracker acquisition (2) Represents estimated sales volumes (3) ESTE estimates as of 3/1/21 based on NYMEX strip pricing as of 3/29/21 (4) Estimated March 2021 three-stream sales volumes (5) ESTE estimated upside locations and IRRs assuming 4 wells per section and costs based on current management estimates at a $50 WTI flat price deck Tracker PDP Reserves (Mmboe)(3) 19.8 PDP PV-10 ($mm)(3) $153 Mar21 Net Production (Boe/d)(4) ~7,800 Mar21 Net Production - % Oil(4) 21% Mar21 Net Production - % Liquids(4) 59% Gross Producing Wells 71 Net Acres ~20,300 Gross Drilling Locations(5) 49 Total (excludes Tracker)(1) Total Proved Developed (Mmboe) 56.0 Total PD PV-10 ($mm) $653 1Q21 Net Production (Boe/d)(2) 20,321 1Q21 Net Production - % Oil(2) 58% 1Q21 Net Production - % Liquids(2) 78% Gross Producing Wells 1,101 Net Acres 83,800 Gross Drilling Locations 632 Eagle Ford(1) Total Proved Developed (Mmboe) 3.7 Total PD PV-10 ($mm) $54 1Q21 Net Production (Boe/d) 1,240 1Q21 Net Production - % Oil 84% 1Q20 Net Production - % Liquids 94% Gross Producing Wells 121 Net Acres 12,500 Gross Drilling Locations 0 ESTE Midland Basin(1) Total Proved Developed (Mmboe) 52.3 Total PD PV-10 ($mm) $598 1Q21 Net Production (Boe/d) 19,081 1Q21 Net Production - % Oil 56% 1Q21 Net Production - % Liquids 77% Gross Producing Wells 980 Net Acres 71,300 Gross Drilling Locations 632

Substantial Economic Inventory in The Midland Basin

(Excludes Impact of Pending Tracker Acquisition)

Midland Basin Overview

- Long lateral development increases capital efficiency
- Over 85% of Midland horizontal locations have laterals of ~6,750 feet or greater
- Near-term drilling focused in the Lower Spraberry, Wolfcamp A and Wolfcamp B targets in Midland and Upton Counties

Gross Locations by Lateral Length and Target(2)

Target	Gross Locations by Lateral Length: 5,000' - 6,750'	6,750' - 8,750'	8,750'+	Total	% Total
Lower Spraberry	19	22	35	76	12%
Wolfcamp A & B	37	131	221	389	62%
All Other Targets	27	53	87	167	26%
Total Gross Locations	83	206	343	632	100%
Total Net Locations	79	146	189	414	
% Total (Gross)	13%	33%	54%	100%	

Well Level Economics (10,000' lateral @ $650/ft Costs)(1)

Project Area	3-Stream EUR (Mboe)	Oil (%)	Liquids (%)	IRR $50 Oil / $2.50 Gas	IRR $40 Oil / $2.50 Gas
Midland	1,250	60%	81%	93%	55%
Upton	1,000	56%	79%	69%	39%
Reagan	1,300	38%	70%	46%	27%

Midland Basin Locations by Op / Non-Op(2)

	Gross Locations	Net Locations	Average Lateral Length	Average WI	% of Gross Locations in LSBY, WC A/B
Operated	389	334	8,217	86%	78%
Non-Operated	243	80	9,338	33%	67%
Total	632	414	8,648	65%	74%

(1) Single well rates of return ("IRR") based on all-in drilling, completions and equipment costs of $650/foot for a 10,000 foot lateral. Assumes 3-stream economics on flat benchmark price deck of Oil - $50 and $40/Bbl, Gas - $2.50/Mcf before deductions for transportation, gathering, and quality differential. Assumes NGL differential realizations to be 30% of WTI
(2) Gross location count includes only economic locations based on ESTE management estimates of reserves as of 12/31/20 assuming Oil - $50/Bbl, Gas - $2.50/Mcf and includes locations from acquisition of IRM

EARTHSTONE Energy Inc. 18

19 Financial Overview

Capital Budget, Guidance and Liquidity
(Excludes Impact of Pending Tracker Acquisition)

ESTE 2021 Capital Budget

($ in millions)		Gross / Net Operated Wells Spudded	Gross / Net Operated Wells On Line	Net Non-Op Wells On Line
Drilling and Completion	$80 - $90	21 / 18.5	16 / 13.5	0.7
Land / Infrastructure	$10			
Total	$90 - $100			

2021 FY Guidance

2021 Average Daily Production (Boepd)	19,500	-	21,000
% Oil	52%	-	54%
% Liquids	77%	-	79%
2021 Operating Costs			
Lease Operating Expense ($/Boe)	$6.00	-	$6.50
Production and Ad Valorem Taxes (% of Revenue)	6.25%	-	7.25%
Cash G&A ($mm)	$20.0	-	$21.0

2021 Capital Budget Breakdown[1]



11%
89%
Drilling and Completion
Land / Infrastructure

Liquidity (3/31/21)[2]

($mm)	3/31/2021
Cash	$1.4
Revolver Borrowings	223.4
Total Debt	$223.4
Revolver Borrowing Base	475.0
Less: Revolver Borrowings	(223.4)
Plus: Cash	1.4
Liquidity	$253.0

Note: Guidance is forward-looking information that is subject to considerable change and numerous risks and uncertainties, many of which are beyond Earthstone's control. See "Forward-Looking Statements". Cash G&A is defined as general and administrative expenses excluding stock-based compensation

(1) Reflects midpoint of FY2021 Guidance

(2) Excludes impact of pending Tracker Acquisition

EARTHSTONE Energy Inc. 20

21 Oil and Gas Hedges Summary – 100% Swaps Oil Production Swaps Gas Production Swaps (Volumes in Bbls/d) (Volumes in MMBtu/d) Note: Hedgebook as of 4/28/21; excludes impact of pending Tracker acquisition (1) Based on midpoint of FY2021 guidance (19,500 – 21,000 Boe/d; 52% - 54% oil, 21% - 23% gas) ~88% of Guidance(1) ~82% of Guidance(1) Oil Production Hedges - 100% Swaps Gas Production Hedges - 100% Swaps Period Volume (Bbls) Volume (Bbls/d) $/Bbl Period Volume (MMBtu) Volume (MMBtu/d) $/MMBtu 2Q 2021 811,260 8,915 $48.26 2Q 2021 1,820,000 20,000 $2.813 3Q 2021 843,925 9,173 $48.91 3Q 2021 2,023,000 21,989 $2.808 4Q 2021 849,475 9,233 $49.29 4Q 2021 2,116,000 23,000 $2.805 2Q-4Q 2021 2,504,660 9,108 $48.83 2Q-4Q 2021 5,959,000 21,669 $2.808 FY 2022 1,732,250 4,746 $53.64 FY 2022 1,545,000 4,233 $2.814 WTI Midland Argus Crude Basis Swaps WAHA Differential Basis Swaps Period Volume (Bbls) Volume (Bbls/d) $/Bbl (Differential) Period Volume (MMBtu) Volume (MMBtu/d) $/MMBtu 2Q 2021 720,260 7,915 $0.78 2Q 2021 1,820,000 20,000 ($0.366) 3Q 2021 751,925 8,173 $0.79 3Q 2021 2,023,000 21,989 ($0.350) 4Q 2021 757,475 8,233 $0.80 4Q 2021 2,116,000 23,000 ($0.343) 2Q-4Q 2021 2,229,660 8,108 $0.79 2Q-4Q 2021 5,959,000 21,669 ($0.352) FY 2022 1,642,500 4,500 $0.74 FY 2022 1,545,000 4,233 ($0.204) NYMEX CMA Roll Period Volume (Bbls) Volume (Bbls/d) $/Bbl (Differential) 2Q 2021 265,260 2,915 ($0.26) 3Q 2021 246,175 2,676 ($0.26) 4Q 2021 228,475 2,483 ($0.27) 2Q-4Q 2021 739,910 2,691 ($0.26) 9,108 4,746 8,108 4,500 0 5,000 10,000 15,000 2Q-4Q21 FY22 Oil Swaps Crude Basis Swaps 21,669 4,233 21,669 4,233 0 5,000 10,000 15,000 20,000 25,000 2Q-4Q21 FY22 Gas Swaps WAHA Basis Swaps

Analyst Coverage

Firm	Analyst Contact Info
Alliance Global Partners	Andrew Bond / 203-577-5427 / abond@allianceg.com
Johnson Rice	Charles Meade / 504-584-1274 / cmeade@jrco.com
Northland	Subash Chandra / 212-405-8098 / schandra@northlandcapitalmarkets.com
RBC	Scott Hanold / 512-708-6354 / scott.hanold@rbccm.com
Roth	John White / 949-720-7115 / jwhite@roth.com
Stephens	Gail Nicholson / 301-904-7466 / gail.nicholson@stephens.com
Truist	Neal Dingmann / 713-247-9000 / neal.dingmann@truist.com
Wells Fargo	Tom Hughes / 212-214-5022 / thomas.hughes@wellsfargo.com

EARTHSTONE Energy Inc. 22

23 Mark Lumpkin, Jr. EVP, Chief Financial Officer Scott Thelander Vice President of Finance Corporate Offices Houston 1400 Woodloch Forest Drive | Suite 300 | The Woodlands, TX 77380 | (281) 298-4246 Midland 600 N. Marienfeld | Suite 1000 | Midland, TX 79701 | (432) 686-1100 Website www.earthstoneenergy.com Contact Information

24 Appendix

Reserves Summary and PV-10 (Non-GAAP Financial Measure)

Earthstone's proved reserves as of December 31, 2020 were independently estimated by Cawley, Gillespie & Associates, Inc. ("CGA"), independent petroleum engineers, utilizing SEC prescribed oil and gas prices of $39.57/bbl and $1.985/mmbtu, respectively, calculated for December 31, 2020. SEC prices net of differentials were $38.90/bbl and $0.97/Mcf for oil and gas, respectively.

Year-End 2020 SEC Proved Reserves					
Reserves Category	Oil (Mbbls)	Gas (MMcf)	NGL (Mbbls)	Total (Mboe)	PV-10 ($ in thousands)
Proved Developed	18,878	55,764	10,125	38,298	$329,395
Proved Undeveloped	21,212	55,450	10,123	40,577	$144,047
Total	40,090	111,214	20,248	78,875	$473,442

PV-10 is a measure not prepared in accordance with accounting principles generally accepted in the United States ("GAAP") that differs from a measure under GAAP known as "standardized measure of discounted future net cash flows" in that PV-10 is calculated without including future income taxes. Management believes that the presentation of the PV-10 value of our oil and natural gas properties is relevant and useful to investors because it presents the estimated discounted future net cash flows attributable to our estimated proved reserves independent of our income tax attributes, thereby isolating the intrinsic value of the estimated future cash flows attributable to our reserves. We believe the use of a pre-tax measure provides greater comparability of assets when evaluating companies because the timing and quantification of future income taxes is dependent on company-specific factors, many of which are difficult to determine. For these reasons, management uses and believes that the industry generally uses the PV-10 measure in evaluating and comparing acquisition candidates and assessing the potential rate of return on investments in oil and natural gas properties. PV-10 does not necessarily represent the fair market value of oil and natural gas properties. PV-10 is not a measure of financial or operational performance under GAAP, nor should it be considered in isolation or as a substitute for the standardized measure of discounted future net cash flows as defined under GAAP.

The table below provides a reconciliation of PV-10 to the standardized measure of discounted future net cash flows (in thousands):

Reconciliation of PV-10	
Present value of estimated future net revenues (PV-10)	$473,442
Future income taxes, discounted at 10%	($12,589)
Standardized measure of discounted future net cash flows	$460,853

EARTHSTONE Energy Inc. 25

Reserves Summary – Alternative

The information presented below includes the combination of the stand-alone reserve quantities and PV-10 for Earthstone and IRM as of December 31, 2020 prepared in accordance with Society of Petroleum Engineers' 2018 Petroleum Resources Management System utilizing constant benchmark prices of $50.00 per barrel for oil and $2.50 per MMBtu for natural gas.

Alternative Year-End 2020 Proved Reserves at $50/bbl and $2.50/MMBtu

	ESTE			IRM			Tracker(1)	COMBINED		
Reserve Category	Proved Developed	Proved Undeveloped	Total	Proved Developed	Proved Undeveloped	Total	Proved Developed	Proved Developed	Proved Undeveloped	Total
Oil (MBbls)	19,547	21,530	41,077	9,551	8,570	18,121	3,336	32,434	30,100	62,534
Gas (MMcf)	57,891	56,580	114,471	17,789	5,125	22,914	50,836	126,516	61,705	188,221
NGL (MBbls)	10,502	10,316	20,818	3,834	1,105	4,939	8,022	22,358	11,421	33,779
Total (MBoe)	39,698	41,276	80,974	16,350	10,529	26,879	19,831	75,879	51,805	127,684
PV-10[(2)] ($ in thousands)	$452,780	$265,499	$718,279	$199,960	$104,331	$304,291	$141,353	$794,093	$369,830	$1,163,923

(1) Based on Earthstone internal estimates utilizing $50 oil and $2.50 gas effective as of 3/1/21
(2) The present value of estimated future revenues, discounted at 10% annually, to be generated from the production of proved reserves, net of estimated production and future development costs, using prices and costs as of the date of estimation without future escalation, without giving effect to (i) non-property related expenses such as general and administrative expenses, debt service and future income tax expense, or (ii) depreciation, depletion and amortization

EARTHSTONE Energy Inc. 26

27 Reconciliation of Non-GAAP Financial Measure – Adjusted EBITDAX Earthstone uses Adjusted EBITDAX, a financial measure that is not presented in accordance with GAAP. Adjusted EBITDAX is a supplemental non-GAAP financial measure that is used by Earthstone’s management team and external users of its financial statements, such as industry analysts, investors, lenders and rating agencies. Earthstone’s management team believes Adjusted EBITDAX is useful because it allows Earthstone to more effectively evaluate its operating performance and compare the results of its operations from period to period without regard to its financing methods or capital structure. Earthstone defines Adjusted EBITDAX as net (loss) income plus, when applicable, (gain) loss on sale of oil and gas properties, net; accretion of asset retirement obligations; impairment expense; depletion, depreciation and amortization; transaction costs; interest expense, net; rig termination expense; exploration expense; unrealized loss (gain) on derivative contracts; stock based compensation (non-cash); and income tax expense (benefit). Earthstone excludes the foregoing items from net income (loss) in arriving at Adjusted EBITDAX because these amounts can vary substantially from company to company within their industry depending upon accounting methods and book values of assets, capital structures and the method by which the assets were acquired. Adjusted EBITDAX should not be considered as an alternative to, or more meaningful than, net (loss) income as determined in accordance with GAAP or as an indicator of Earthstone’s operating performance or liquidity. Certain items excluded from Adjusted EBITDAX are significant components in understanding and assessing a company’s financial performance, such as a company’s cost of capital and tax structure, as well as the historic costs of depreciable assets, none of which are components of Adjusted EBITDAX. Earthstone’s computation of Adjusted EBITDAX may not be comparable to other similarly titled measures of other companies or to similar measures in Earthstone’s revolving credit facility. The following table provides a reconciliation of Net (loss) income to Adjusted EBITDAX for: (1) Included in General and administrative expense in the Consolidated Statements of Operations FY 2020 Adjusted EBITDAX ($ in 000s)Q1 2021 Adjusted EBITDAX ($ in 000s) FY 20 Net (loss) income ($29,434) Accretion of asset retirement obligations $307 Depreciation, depletion and amortization $96,414 Impairment expense $64,498 Interest expense, net $5,232 Transaction costs $622 Rig termination expense $426 Loss (gain) on sale of oil and gas properties ($204) Exploration expense $298 Unrealized loss (gain) on derivative contracts ($3,855) Stock based compensation (non-cash)(1) $10,054 Income tax expense (benefit) ($112) Adjusted EBITDAX $144,246 1Q 21 Net (loss) income ($10,557) Accretion of asset retirement obligations $290 Depreciation, depletion and amortization $24,407 Impairment expense $0 Interest expense, net $2,217 Transaction costs $2,106 Rig termination expense $0 Loss (gain) on sale of oil and gas properties $0 Exploration expense $0 Unrealized loss (gain) on derivative contracts $22,358 Stock based compensation (non-cash)(1) $3,329 Income tax expense (benefit) ($308) Adjusted EBITDAX $43,842

28 Reconciliation of Non-GAAP Financial Measure – Adjusted EBITDAX (1) Included in Earthstone’s General and administrative expense in the Consolidated Statements of Operations Combined FY 2020 Adjusted EBITDAX ($ in 000s) ESTE IRM Combined Net (loss) income ($29,434) $18,154 ($11,280) Accretion of asset retirement obligations $307 $1,277 $1,584 Depreciation, depletion and amortization $96,414 $46,230 $142,644 Impairment expense $64,498 $0 $64,498 Interest expense, net $5,232 $9,845 $15,077 Transaction costs $622 $0 $622 Rig termination expense $426 ($24) $402 Loss (gain) on sale of oil and gas properties ($204) $0 ($204) Exploration expense $298 $0 $298 Unrealized loss (gain) on derivative contracts ($3,855) $1,109 ($2,746) Stock based compensation (non-cash)(1) $10,054 $1,799 $11,853 Income tax expense (benefit) ($112) $362 $250 Adjusted EBITDAX $144,246 $78,752 $222,998 The following table provides a reconciliation of Earthstone’s and IRM’s Net (loss) income to Adjusted EBITDAX for: